UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-11(c) or § 240.14a-12

Nuveen Global Cities REIT, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AMENDMENT NO. 1 TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 27, 2025

April 9, 2025

This Amendment No. 1 to Proxy Statement (this “Amendment”) amends the proxy statement of Nuveen Global Cities REIT, Inc. (the “Company”), dated April 7, 2025 (the “Proxy Statement”). This Amendment does not change the proposals to be acted on at the annual meeting of stockholders of the Company, which will be held on June 27, 2025 at 9:00 a.m., Eastern Time (the “Annual Meeting”), or the recommendations of the Board of Directors of the Company (the “Board”) in relation thereto, which are described in the Proxy Statement.

The sole purpose of this Amendment is to correct a scrivener’s error in the Notice of Annual Meeting and under the subheading “Where and when will the Annual Meeting be held?” on page 1 of the Proxy Statement. The date of the Annual Meeting referenced in both places is hereby corrected to June 27, 2025.

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Unless otherwise expressly provided for in this Amendment, all capitalized words, phrases, or defined terms used in this Amendment will have the same meaning ascribed to them in the Proxy Statement. Except as expressly set forth in this Amendment, there have been no other changes or modifications to the Proxy Statement, and the Proxy Statement remains otherwise unchanged and in full force and effect.

As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting.